EXHIBIT 10.2

OPEN END MORTGAGE DEED

To all People to Whom these Presents shall Come, Greeting:

Know Ye, That NANOVIRICIDES, INC, a NEVADA corporation authorized to do business in the State of Connecticut of 1 Controls Drive, Shelton, CT (Grantor) for the consideration of TWO MILLION and 00/00 ($2,000,000.00) DOLLARS received to its full satisfaction of ANIL R. DIWAN, of _____________________(Grantee).

DOES GIVE, GRANT, BARGAIN, SELL AND CONFIRM unto the said Grantee its successors and assigns forever, premises located in the County of Fairfield, City of Shelton, and State of Connecticut, more particularly described in Schedule "A" attached hereto and commonly known as 1 Controls Drive, Shelton, CT.

TOGETHER with all fixtures other than trade fixtures, and now or hereafter located in or on attached to or affixed to or need or intended to be used in connection with the real estate described in Schedule "A" attached thereto or any structure or improvements thereon, whether now existing or hereafter erected and any or all replacements or additions thereto, all of which are declared to be a part of the real property and covered by the lien hereof. This Mortgage shall be deemed to be a "Security Agreement".

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto the said Grantee its successors and assigns forever, to its and their own proper use and behoof.

AND ALSO, the said Grantor does for itself, its successors and assigns, covenant with the said Grantee its successors and assigns, that at and until the ensealing of these presents, it is well seized of the premises, as a good indefeasible estate in fee simple; and has good right to bargain and sell the same in manner and form as is above written; and that the same is free from all encumbrances whatsoever, except as may be above stated.

AND FURTHERMORE, that the said Grantor does by these presents bind itself and its successors forever to WARRANT AND DEFEND the above granted and bargained premises to the said Grantee its successor and assigns, against all claims and demands whatsoever, except as above stated.

THE CONDITION OF THIS DEED IS SUCH, that whereas the said Grantor is justly indebted to the Grantee in the sum of TWO MILLION and 00/00 ($2,000,000.00) DOLLARS, as is evidenced by a Promissory Note of this date made by Grantor payable to the order of the Grantee with interest at Twelve (12%) percent per annum; and.

WHEREAS, the Grantee has agreed to make the loan herein described to be paid over to the Grantor in multiple installments, as set forth in the OPEN END MORTYGAGE NOTE (the “NOTE) of even date; and

WHEREAS, the maturity date of this Mortgage is DECEMBER 16, 2020 unless extended as set forth in the Note; and

WHEREAS, the Grantee has this day advanced to the Grantor the sum of TWO HUNDRED

AND FIFTY THOUSAND and 00/00 ($250,000.00) DOLLARS; and

WHEREAS, said Loan is evidenced by a Promissory Note of this date made by Grantor payable to the order of the Grantee with interest at TWELVE (12%) percent per annum the provisions of which are incorporated hereto by reference; and

NOW THEREFORE, if the said Promissory Note shall be well and duly paid according to its tenor and the provisions of a Rider to Open End Mortgage Deed of even date, attached hereto and incorporated by reference herein, then this Deed shall be null and void otherwise to remain in full force and effect.

IN WITNESS WHEREOF, the Grantor has hereunto set its hand and sealed this 16th day of DECEMBER, 2019.

Signed, Sealed and Delivered in presence of:

NANOVIRICIDES, INC.

By:	STANLEY GLICK
DULY AUTHORIZED

STATE OF CONNECTICUT	)
) ss. Shelton

COUNTY OF FAIRFIELD             )

On this the ____ day of December, 2019 before me, ___________________ the undersigned officer, personally appeared ___________________, who acknowledged that he is the____________, and, he as such member, being duly authorized, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer, and further acknowledges same to be his and its free Act and Deed.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
/NotaryPublic

RIDER TO MORTGAGE

BY AND BETWEEN NANOVIRICIDES, INC. As MORTGAGOR and Anil R. Diwan, MORTGAGEE

Covering Premises: 1 CONTROLS DRIVE, SHELTON, CT

Dated:	December 16, 2019

The Open End Mortgage Deed is hereby modified and supplemented. Wherever there is any conflict between this Rider and the printed part of this Mortgage, the provisions of this Rider are paramount and this Mortgage shall be construed accordingly.

1.       This Mortgage is given to collateralize the Open End Mortgage Note (the “Note”) of the Mortgagor of even date.

2.       Mortgagor agrees to bear all expenses (including reasonable attorney’s fees for legal services of every kind) of or incidental to the enforcement of any provisions hereof, or enforcement, compromise, or settlement of any of the collateral pledged hereunder, and for the curing thereof, or defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise, and will pay to Mortgagee any such expenses incurred and such expenses shall be deemed an indebtedness secured by this Mortgage and shall be collectible in like manner as the principal indebtedness secured by this Mortgage. All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, Mortgagor hereby waives trial by jury.

3.        In the event any payment herein provided for shall become overdue for a period in excess of ten (10) days, late charge interest of six per centum (6%) shall become immediately due to Mortgagee as liquidated damages for failure to make prompt payment, and the same shall be secured by this Mortgage. Said late charges shall be computed from the due date after applicable grace periods, if any, to the date of payment and shall be payable with the next installment of principal and/or interest. Payment and/or acceptance of any late charges shall not constitute a waiver of any default. As to the loan with a balloon payment on the Maturity Date, the six (6%) percent late penalty shall not apply to the balloon portion of the payment; but simply to the portion representing the regularly scheduled payment.

4.       Mortgagor hereby appoints Mortgagee as its attorney-in-fact in connection with any of the personal property or fixtures covered by this Mortgage, to execute and file on its behalf any financing statements, or other statements in connection therewith with the appropriate public office. This power, being coupled with an interest, shall be irrevocable so long as this Mortgage remains unsatisfied.

5.       In the event of a condemnation, or taking in lieu thereof, by purchase or otherwise, of all or a material part of the premises by any governmental authority or agency having jurisdiction, then the entire unpaid indebtedness including any additional monies advanced hereunder shall, at the option of Mortgagee, immediately become due and payable. The condemnation, or a taking in lieu thereof, by purchase or otherwise, of the whole or any part of the premises, shall not reduce the interest provided to be paid on the indebtedness secured hereby, notwithstanding any statutory provisions to the contrary.

6.       Wherever in this Mortgage or as a matter of law it is provided that Mortgagee’s consent or approval shall not be unreasonably withheld or the actions of Mortgagee shall be reasonable, the remedy of Mortgagor, in the event Mortgagor shall claim or establish that Mortgagee has unreasonably withheld such consent or approval or has acted unreasonably, shall be limited to injunction, declaratory judgment or arbitration, and in no such event shall Mortgagee be liable for a money judgment.

7.       It is hereby mutually agreed that the time of the repayment, accelerated or otherwise, of this Mortgage, when due, as hereinbefore stated, is of unique and specific importance and financial necessity to Mortgagee and is hereby made of the essence. Should all sums due or payable under the Mortgage, or under any written extension, postponement of the due date or renewal thereof, not be promptly paid in full on or before the due date stated or accelerated as a result of default, Mortgagor shall pay and hereby agrees to pay to Mortgagee, interest at the rate which Mortgagor is permitted by law to contract or agree to pay on the unpaid balance computed from said date of maturity to the date of actual repayment but in no event greater than 20% per annum. Said interest shall become due and payable at the same time that interest payments are due under this Mortgage and shall be secured by the collateral hereunder. It is hereby understood that this provision does not constitute a consent or agreement on the part of Mortgagee to extend or postpone the time of such payment beyond the present date of maturity.

8.       Upon any default of Mortgagor in complying with or performing any warranty or covenant herein, Mortgagee may, at Mortgagee’s option, comply with or perform the same, and the cost thereof together with interest thereon at the rate which Mortgagor is permitted by law to contract or agree to pay from date of such default shall be paid by Mortgagor to Mortgagee on demand and shall be secured by this Mortgage, but in no event greater than 20% per annum.

9.       At no time shall Mortgagor be obligated or required to pay interest on the principal balance of the Note secured by this Mortgage at a rate which could subject Mortgagee to either civil or criminal liability as a result of being in excess of the maximum rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage, or the Note which it secures, Mortgagor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and interest payable shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal.

10.      Notwithstanding anything to the contrary herein contained, the grace period for the payment of any installment of interest is ten (10) days.

11.      The entire indebtedness together with accrued interest, all fees, late charges and other expenses shall become immediately due and payable at the option of Mortgagee upon any voluntary or involuntary sale, transfer, assignment or conveyance, or encumbrance of the property or any interest therein, or upon any sale, transfer, or assignment of any beneficial interest in Mortgagor, or a “Change of Control” of the Borrower, as defined, by reference, in the Certificate of Designation of the Preferred Series A shares of NanoViricides, Inc. without the prior written consent of Mortgagee.

12.      Mortgagee, in any action to foreclose this Mortgage or upon the actual waste to any part of the mortgaged premises, or upon the occurrence of any default shall be entitled to the appointment of a receiver as a matter of right, without regard to the value of the mortgaged premises as security for the indebtedness secured hereby, or the solvency or insolvency of any person then liable for the payment of the indebtedness.

13.     Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of the Mortgage to be performed by Mortgagor.

14.       The validity and enforceability of this Mortgage and all transactions and questions arising hereunder, shall be construed and interpreted according to the laws of the State of Connecticut and shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

15.       Mortgagee, its agents, or representatives shall have the right at all reasonable times to enter and inspect the mortgaged premises.

16.       Mortgagor covenants, represents and warrants, to the best of its knowledge and belief, that the mortgaged premises and any buildings and improvements thereon are and shall continue to be (i) free of toxic waste, asbestos and other hazardous materials and (ii) in compliance with all applicable laws, rules, regulations or orders pertaining to health, the environment or hazardous materials. Failure or refusal by Mortgagor to cure any such condition, upon notice shall be a default under this Mortgage.

17.       Mortgagor covenants, represents and warrants that, to the best of its knowledge and belief, the use of the property complies with all laws, ordinances, regulations and requirements of all governmental bodies having jurisdiction over the mortgaged premises.

18.      INTENTIONALLY OMITTED

19.       Any provision in this rider or in this Mortgage to the contrary notwithstanding, in the event Mortgagee shall not escrow for taxes, Mortgagor shall furnish to the holder of this Mortgage proof of payment of real estate taxes and water and sewer charges assessed against the premises within five (5) days of request of Mortgagee after the same are due and payable. Proof of payment shall be by receipted bills from the payee.

20.       Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the mortgaged premises, or by any other person whose interest in the premises might be prejudices in the event of a failure to make such payment, or by any other person whose interest in the premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the premises, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the premises, to have been made on behalf of all such persons.

21.       Mortgagor covenants and agrees that in the event any check tendered by Mortgagor, or on behalf of Mortgagor, in payment of any of the obligations of Mortgagor under this Mortgage or the Note secured hereby is returned unpaid by the Bank upon which such payment is drawn, then in such event, Mortgagor shall pay to Mortgagee the Bank fees imposed upon such returned check and a fee of twenty five ($25.00) dollars to reimburse Mortgagee for the administrative expenses incurred by Mortgagee on account of such returned check. Such fee shall be paid with the next payment due under the terms of this Mortgage or the Note secured hereby. Any default in the payment of such fee shall be deemed a default in the payment of principal and/or interest hereunder.

22.       The Mortgage form hereof is hereby supplemented to provide that the whole of said principal sum and the interest therein shall become due at the option of the mortgagee in the following additional events: (a) non-performance by the Mortgagor of, or failure to comply with, any agreement, covenant, or condition contained in this Mortgage or any other instrument executed with respect to the premises, or (b) if any representation contained herein or in any other instrument executed in connection herewith is or shall become untrue, or (c) if the Mortgagor fails or suspends business, makes an assignment for the benefit of creditors, applies for an extension from or composition with creditors, or if a trustee, receiver, or liquidator, be appointed for the Mortgagor for any of this property, or under the provisions of any State insolvency law a petition be filed by or against the mortgagor, except that if such petition shall be filed against the Mortgagor, the Mortgagor shall have ten (10) days in which to cause said petition to be dismissed; (d) if any action or proceeding is commenced by any governmental authority with respect to curing violations or maintenance of the premises.

23.       The failure of Mortgagor to pay any installment of principal and/or interest on any prior or subsequent mortgage given by Mortgagor or any related entity of Mortgagor to Mortgagee or any related entity of Mortgagee on any other property or the failure of Mortgagor to otherwise comply with any of the other terms, provisions, and conditions of any other mortgage given by Mortgagor or any related entity of Mortgagor to Mortgagee or any related entity of Mortgagee shall be deemed a default in the payment of any installment of principal and/or interest under the terms of this Mortgage.

24.       Mortgagor shall promptly furnish to mortgagee copies of all notices which Mortgagor shall give to or receive from tenants of the Premises or any part thereof based upon the occurrences or alleged occurrence, of any default of defaults in the performance of leases of space by tenants occupying any portion of the Premises.

25.       Any sums advanced by Mortgagee to preserve or maintain the security of the debt shall be paid by Mortgagor to Mortgagee immediately upon demand for same, together with interest at the rate provided hereunder from the date of advance until the date of demand, and if not paid after demand or if such advance is made after default, at the default rate and any and all sums so advanced by Mortgagee either before or after foreclosure proceedings are commenced, shall be deemed to be secured by this Mortgage.

26.      a. Mortgagor will not execute an assignment of the rents, or any part thereof, from the Premises without Mortgagee’s prior written consent.

b.       Mortgagor will not execute any lease of all or a substantial portion of the premises except for actual occupancy by the lessee thereunder and will at all times promptly and faithfully perform or cause to be performed all of the covenants, conditions and agreements contained in all leases of the premises on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee to be performed thereunder. If any such leases provides for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefore by Mortgagee.

c.       Each future lease of the premises, or any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by such lessee of its obligations under such lease, or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Each lease shall also provide that, upon request by such successor in interest such lessee shall execute and deliver an instrument or instruments confirming such attornment, provided mortgagor shall deliver a standard non-disturbance agreement.

d.       Mortgagor shall furnish to Mortgagee, within five (5) days after a request by Mortgagee to do so, a written statement containing the names of all lessees of the premises, the terms of their respective leases, the space occupied and the rentals payable thereunder.

27.       It shall be considered an event of default and the whole of the principal sum and the interest thereon at the rate in effect during a period of default as provided in the Note secured by this Mortgage shall become due at the option of Mortgagee:

a.       after default in the payment of any installment of principal, interest and/or tax escrow, payments required under the terms of the Mortgage Note or this Mortgage within ten (10) days of the date the same is due;

b.       after default in payment of any tax assessment for Ten (10) days after the same is due and payable;

c.       after default upon notice in keeping in force the insurance required herein;

d.       after default upon notice and demand either in delivering the polices of insurance herein described or referred to or in reimbursing Mortgagee for premiums paid on insurance, as herein provided;

e.       after default for ten (10) days upon notice and demand in the payment of any installment which may then be due or delinquent of any assessment for local improvement for which an official bill has been issued by the appropriate authorities and which may now or hereafter affect the premises and may be or become payable in installments;

f.       upon the actual waste, removal or demolition of, or material alteration to, any part of the premises or any of the personal property inside the premises;

g.       upon the election by Mortgagee to accelerate the maturity date of said principal sum pursuant to the provisions of said Note or of any other instrument which may be held by Mortgagee as additional security for said Note;

h.       the insolvency or inability of Mortgagor to pay its debts as they mature or the appointment of a receiver, trustee, custodian or other fiduciary of for any of the property of or an assignment for the benefit of creditors by, or the making of or entering into a trust mortgage or deed or other instrument of similar import for the benefit of creditors generally by Mortgagor; or the convening of a meeting of the creditors or the selection of a committee representing the creditors of Mortgagor; or

i.       The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency or debtor relief law, or seeking any readjustments of indebtedness, reorganization, composition, extension or any similar type or relief, or the filing of a petition, complaint or other motion under any chapter of the United States Bankruptcy Code (hereinafter referred to as the “Code”) as the same now exists or may hereafter be amended by or against Mortgagor; or

j.       Non-performance by Mortgagor of any agreement, covenant or condition contained in this mortgage or any other instrument executed with respect to the premises.

k.       Non-performance by Mortgagor of any agreement, covenant or condition contained in any agreement with the Mortgagee.

28       This is an "Open-End Mortgage" under Section 49,2(c) of the Connecticut General Statutes, as amended, and the holder hereof shall have all of the rights, powers and protection for which the holder of any Open-End Mortgage is entitled under Connecticut law. Upon request the Grantee may, in its discretion, make future advances to the Grantor. Any future advance, and the interest payable thereon, shall be secured by this Mortgage when evidenced by a Promissory Note stating that the. Note is secured hereby. At no time shall the principal amount of the debt secured by this Mortgage exceed the original principal amount of the Note, nor shall the maturity of any future advance secured hereby extend beyond the date the final principal payment is due on the Note. I

29.      In the event Mortgagee obtains a Judgment of Foreclosure, a reasonable legal fee to be set by the Superior Court and the costs and expenses of the action shall be payable by Mortgagor and shall constitute part of the principal obligation hereunder.

WITNESS:	NANOVIRICIDES, INC.

By:
Stanley Glick
Duly Authorized

STATE OF CONNECTICUT	)
) ss. Shelton

COUNTY OF FAIRFIELD          )

On this the ____ day of December, 2019 before me,                                       the undersigned officer, personally appeared ___________________, who acknowledged that he is the____________, and, he as such member, being duly authorized, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer, and further acknowledges same to be his and its free Act and Deed.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
/Notary Public